CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Pacific Capital Funds of Cash Assets Trust and to the use of our reports dated May 15, 2006 on the financial statements and financial highlights of The Pacific Capital Funds of Cash Assets Trust. Such financial statements and financial highlights appear in the 2006 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                            TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 27, 2006